Item 77E
LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
 "Federated"), and
various Federated funds
 ("Funds"), have been
 named as
defendants in several
 class action lawsuits
 now pending in the
United States District
Court for the District
 of Maryland. The
lawsuits were
purportedly filed on
 behalf of people who
 purchased, owned
and/or redeemed shares
of Federated-sponsored
 mutual funds during
specified periods
beginning November
 1, 1998. The suits
are generally similar
 in alleging that
Federated engaged in
 illegal and improper
 trading practices including
market timing and late
 trading in concert
with certain institutional
 traders, which allegedly
 caused financial injury
 to the mutual fund
shareholders.
These lawsuits began
to be filed shortly
after Federated's
first public announcement
 that it had received
 requests for
information on shareholder
trading activities in
 the Funds from the
SEC, the Office of the
New York State Attorney
General ("NYAG"), and
other authorities. In
that regard,
on November 28, 2005,
 Federated announced
that it had reached
final settlements with
the SEC and the NYAG
 with respect to those
matters.
Specifically, the SEC
 and NYAG settled
proceedings against
three Federated subsidiaries
 involving undisclosed
market timing arrangements
 and late
trading. The SEC made
findings: that Federated
Investment Management
Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
and Federated Securities
 Corp., an SEC-registered
 broker-dealer and

distributor for the Funds,
violated provisions of the
 Investment Advisers Act
and Investment Company
 Act by approving, but
not disclosing, three
market timing arrangements,
 or the associated conflict
 of interest between
FIMC and the funds involved
 in the arrangements, either
 to other fund shareholders
 or to the funds' board;
and that Federated Shareholder
Services Company, formerly
an SEC-registered transfer
agent, failed to prevent a
customer and a Federated
employee from late trading
 in violation
of provisions of the
Investment Company Act.
The NYAG found that such
conduct violated provisions
 of New York State law.
Federated entered
into the settlements without
admitting or denying the
regulators' findings. As
Federated previously
reported in 2004, it has
 already paid
approximately $8.0 million
 to certain funds as
determined by an independent
 consultant. As part
of these settlements,
Federated agreed to pay
disgorgement and a civil
 money penalty in the
aggregate amount of an
additional $72 million and,
 among other things, agreed
that it would not
serve as investment adviser
 to any registered investment
 company unless (i) at least
 75% of the fund's directors
 are independent of Federated,
(ii) the chairman of each
 such fund is independent
of Federated, (iii) no
action may be taken by
the fund's board or any
committee thereof
unless approved by a
majority of the independent
 trustees of the fund or
committee, respectively,
and (iv) the fund appoints
 a "senior officer" who
reports to the independent
trustees and is responsible
 for monitoring compliance
by the fund with applicable
laws and fiduciary duties
and for
managing the process by
 which management fees
charged to a fund are approved.
The settlements are described
 in Federated's announcement
which, along with previous
press releases and related
communications on those matters,
 is available in the "About Us"
section of Federated's
website at
FederatedInvestors.com.
Federated entities have
also been named as
defendants in several
 additional lawsuits
that are now pending
in the United States
District Court for
the Western District
 of Pennsylvania,
alleging, among other
things, excessive
advisory and Rule 12b-1
fees.
The Board of the Funds
retained the law firm of
 Dickstein Shapiro LLP
to represent the Funds
in each of the lawsuits
 described in the
preceding two
paragraphs. Federated
and the Funds, and
their respective counsel,
 have been defending this
 litigation, and none of
the Funds
remains a defendant in
any of the lawsuits
(though some could
potentially receive
any recoveries as
 nominal defendants).
Additional lawsuits based
upon similar allegations
 may be filed in the future.
 The potential impact of
 these lawsuits, all of
 which seek unquantified
damages, attorneys' fees,
and expenses, and future
potential similar suits is
 uncertain. Although we do
 not believe that these
lawsuits will have a material
adverse effect on
the Funds, there can be no
assurance that these suits,
 ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not result
 in increased Fund redemptions,
 reduced sales of Fund shares,
 or other adverse consequences
for the Funds.